UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 19, 2004

Date of report (Date of earliest event reported)

Avici Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-30865 (Commission File Number)	02-0493372 (I.R.S. Employer Identification No.)

101 Billerica Avenue

North Billerica, Massachusetts 01862

(Address of Principal Executive Offices)

(978) 964-2000

Registrant’s telephone number, including area code

Item 9.    Regulation FD Disclosure.

On March 19, 2004, Avici Systems Inc. (the “Company”) issued a press release announcing its expected gross revenue for the quarter ending March 31, 2004 and other information. A copy of the Company’s press release is furnished as Exhibit 99.1 to this report.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Avici Systems Inc.

Date: March 19, 2004	By: /s/ Paul F. Brauneis Paul F. Brauneis Chief Financial Officer, Treasurer, Senior Vice President of Finance and Administration and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 19, 2004.